                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           USA FLORAL PRODUCTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                LOGO USA FLORAL

                                          April 13, 1998

Dear Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of U.S.A. Floral Products, Inc. to be held on Tuesday, May 12, 1998, at 10:00 a.m., at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C.

  The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

  Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

  We look forward to seeing you on May 12th.

                               Sincerely,

                               /s/ Robert J. Poirier

                               Robert J. Poirier
                               Chairman of the Board and Chief Executive Officer

                         U.S.A. FLORAL PRODUCTS, INC.
                      1025 THOMAS JEFFERSON STREET, N.W.
                                SUITE 600 WEST
                            WASHINGTON, D.C. 20007
                             ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 12, 1998
                             ---------------------

  The Annual Meeting of Stockholders (the "Annual Meeting") of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 12, 1998, at 10:00 a.m. local time, at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C., for the following purposes:

    1. To elect four Class I directors to serve for a term of three years and until their respective successors are duly elected and qualified; and

    2. To ratify the selection of Price Waterhouse LLP, independent accountants, to audit the books and accounts of the Company for the year ending December 31, 1998; and

    3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

  The Board of Directors has fixed the close of business on April 3, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

  The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

  A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting. This list may be inspected at the offices of the Company, 1025 Thomas Jefferson Street, N.W., Suite 600 West, Washington, D.C. 20007.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                           By order of the Board of Directors,

                                                   Jonathan J. Ledecky
                                                        Secretary

Washington, D.C.
April 13, 1998

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY CARD PROMPTLY.

                         U.S.A. FLORAL PRODUCTS, INC.
                      1025 THOMAS JEFFERSON STREET, N.W.
                                SUITE 600 WEST
                            WASHINGTON, D.C. 20007
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), for use at the Company's 1998 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Tuesday, May 12, at 10:00 a.m. local time, at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, are first being sent to stockholders on or about April 14, 1998.

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

  The Board has fixed the close of business on April 3, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). On the Record Date, there were 13,989,610 shares of Common Stock of the Company, par value $.001 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

  Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

  The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

  Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

  The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

QUORUM; VOTES REQUIRED

  The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

  Under applicable Delaware law and the Company's Bylaws ("Bylaws"), directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's Bylaws, the four nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

  The remaining proposal to be brought before the Annual Meeting requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions will be counted as shares present at the Annual Meeting and will thus increase the minimum number of affirmative votes necessary to approve this proposal. Because they will not be recorded as votes in favor of such proposal, however, abstentions will have the effects of votes against such proposal. Broker non-votes with respect to this proposal will be treated as shares not capable of being voted on this proposal; accordingly, broker non-votes will have no effect either on the minimum number of affirmative votes necessary to approve such proposal or on the outcome of voting on such proposal.

                             ELECTION OF DIRECTORS

  The Certificate of Incorporation and the Bylaws of the Company provide that the number of directors (which is to be not less than two) is to be determined from time to time by resolution of the Board. The Board is currently comprised of 14 persons.

  Pursuant to the Company's Certificate of Incorporation, the members of the Board are divided into three classes, designated Class I, Class II and Class
III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of the Board. The term of the Class I directors expires at the Annual Meeting. The terms of the Class II and Class III directors will expire at the 1999 and 2000 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

  The four incumbent Class I directors are nominees for election this year for a three-year term expiring at the 2001 Annual Meeting of Stockholders. In the election, the four persons who receive the highest number of votes actually cast will be elected. The proxies named in the proxy card intend to vote for the election of the four Class I nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

  Set forth below is certain information with regard to the four nominees for election as Class I directors and each continuing Class II and Class III director.

                  NOMINEES FOR ELECTION AS CLASS I DIRECTORS

            NAME AND AGE                  PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                  --------------------------------------
 Raymond R. Ashmore...............  Raymond R. Ashmore has served as President of the
  Age 53                            Company's United Wholesale operating unit since the
                                    acquisition of United Wholesale Florists, Inc. and
                                    United Wholesale Florists of America, Inc. ("United
                                    Wholesale") in October 1997 and as a director of the
                                    Company since appointment to the Board at its
                                    meeting in November 1997. Prior to the acquisition
                                    of United Wholesale by the Company, Mr. Ashmore
                                    served as President of United Wholesale since 1983.
 Dwight Haight....................  Dwight Haight has served as President of the
  Age 50                            Company's CFX operating unit since the acquisition
                                    of CFX, Inc. ("CFX") in October 1997 and as a
                                    director of the Company since appointment to the
                                    Board at its meeting in November 1997. Prior to the
                                    acquisition of CFX by the Company, Mr. Haight served
                                    as President of CFX since 1974.
 Roy O. Houff.....................  Roy O. Houff has served as Chief Executive Officer
  Age 56                            of the Company's Houff operating unit since the
                                    acquisition of The Roy Houff Company ("Houff") in
                                    October 1997 and as a director of the Company since
                                    appointment to the Board at its meeting in November
                                    1997. Prior to the acquisition of Houff by the
                                    Company, Mr. Houff served as Chief Executive Officer
                                    of Houff since May 1997 and served as President of
                                    Houff from 1977 until May 1997.
 William W. Rudolph...............  William W. Rudolph has served as President of the
  Age 65                            Company's Bay State operating unit since the
                                    acquisition of Bay State Florist Supply, Inc. ("Bay
                                    State") in October 1997 and as a director of the
                                    Company since appointment to the Board at its
                                    meeting in November 1997. Prior to the acquisition
                                    of Bay State by the Company, Mr. Rudolph served in
                                    an executive capacity with Bay State since 1962,
                                    most recently as President of Bay State since 1990.


  THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOUR PERSONS NOMINATED TO SERVE AS CLASS I DIRECTORS.

         DIRECTORS CONTINUING AS CLASS II DIRECTORS--TERM EXPIRING 1999

        NAME AND AGE                      PRINCIPAL OCCUPATION AND DIRECTORSHIPS
        ------------                      --------------------------------------
Jeffrey Brothers.................  Jeffrey Brothers has served as President of the
 Age 38                            Company's Monterey Bay operating unit since the
                                   acquisition of Monterey Bay Bouquet, Inc. and Bay
                                   Area Bouquets, Inc. ("Monterey Bay") in October 1997
                                   and as a director of the Company since appointment
                                   to the Board at its meeting in November 1997. Prior
                                   to the acquisition of Monterey Bay by the Company,
                                   Mr. Brothers served as President of Monterey Bay
                                   since February 1993. From 1985 until January 1993,
                                   Mr. Brothers was President of Brothers, Inc., a
                                   wholesale flower distributor.
John T. Dickinson................  John T. Dickinson has served as President of the
 Age 36                            Company's American Florist operating unit since the
                                   acquisition of American Florist Supply, Inc.
                                   ("American Florist") in October 1997 and as a
                                   director of the Company since appointment to the
                                   Board at its meeting in November 1997. Prior to the
                                   acquisition of American Florist by the Company, Mr.
                                   Dickinson served as President of American Florist
                                   since 1994. Mr. Dickinson has also served as a
                                   director of the Wholesale Florists & Florist
                                   Suppliers of America ("WF&FSA"), an industry trade
                                   organization, since April 1997. Prior to 1994, Mr.
                                   Dickinson served in a number of sales and marketing
                                   positions for General Electric Company, most
                                   recently as an area sales manager.
John Q. Graham...................  John Q. Graham, Jr. has served as President of the
 Age 49                            Company's Alpine Gem operating unit since the
                                   acquisition of Alpine Gem Flower Shippers, Inc.
                                   ("Alpine Gem") in October 1997 and as a director of
                                   the Company since appointment to the Board at its
                                   meeting in November 1997. Prior to the acquisition
                                   of Alpine Gem by the Company, Mr. Graham served as
                                   President of Alpine Gem since 1978.
Gustavo Moreno...................  Gustavo Moreno has served as President of the
 Age 44                            Company's Flower Trading operating unit since the
                                   acquisition of Flower Trading Corporation ("Flower
                                   Trading") in October 1997 and as a director of the
                                   Company since appointment to the Board at its
                                   meeting in November 1997. Prior to the acquisition
                                   of Flower Trading by the Company, Mr. Moreno served
                                   as President of Flower Trading since 1977.
John Vaughan.....................  John Vaughan has been a director of the Company
 Age 63                            since appointment to the Board in February 1998. He
                                   is a co-founder of Continental Farms Limited
                                   ("Continental Farms") and Atlantic Bouquet Company
                                   Limited ("Atlantic Bouquet") and served as the
                                   Chairman of the Board of each entity until
                                   Continental Farms' and Atlantic Bouquet's
                                   acquisition by the Company in January 1998. Mr.
                                   Vaughan is also a founder, past president and
                                   director of ASOCOLFLORES, the largest association of
                                   flower growers in Latin America.

        DIRECTORS CONTINUING AS CLASS III DIRECTORS--TERM EXPIRING 2000

            NAME AND AGE                  PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                  --------------------------------------
 Robert J. Poirier................  Robert J. Poirier co-founded the Company in April
  Age 46                            1997 and has since served as its Chairman of the
                                    Board, President and Chief Executive Officer. Mr.
                                    Poirier served as Vice President of 1-800-FLOWERS
                                    from 1993 until March 1997, and was most recently
                                    responsible for that company's florist network
                                    operations, consisting of 2,500 independent retail
                                    florists. From 1989 to 1993, Mr. Poirier served as
                                    Group Director of FTD. Mr. Poirier has been employed
                                    in the floral products industry for 22 years, and
                                    has extensive experience at all levels of the floral
                                    distribution channel.
 Jonathan J. Ledecky..............  Jonathan J. Ledecky co-founded the Company in April
  Age 40                            1997 and has since served as its Non-Executive
                                    Chairman of the Board. Mr. Ledecky founded U.S.
                                    Office Products Company, a publicly-held supplier of
                                    a broad range of office products and business
                                    services, in October 1994 and has served since then
                                    as its Chairman of the Board and, until November 5,
                                    1997, as its Chief Executive Officer. Since its
                                    inception, U.S. Office Products Company has acquired
                                    and integrated over 190 companies. In February 1997,
                                    Mr. Ledecky founded, and currently serves as
                                    Chairman and Chief Executive Officer of,
                                    Consolidation Capital Corporation, a company that
                                    will seek to build consolidated enterprises with
                                    national market reach through the acquisition and
                                    integration of businesses in fragmented industries.
                                    Mr. Ledecky also currently serves as Non-Executive
                                    Chairman of the Board and a director of UniCapital
                                    Corporation, a company formed to create a national
                                    consolidator and operator of equipment leasing and
                                    specialty finance businesses serving the commercial
                                    market. Prior to founding U.S. Office Products
                                    Company, Mr. Ledecky served from 1989 to 1991 as the
                                    President of The Legacy Fund, Inc., and from 1991 to
                                    September 1994 as President and Chief Executive
                                    Officer of Legacy Dealer Capital Fund, Inc., a
                                    wholly-owned subsidiary of Steelcase, Inc., the
                                    nation's largest manufacturer of office furniture
                                    products.
 Vincent W. Eades.................  Vincent W. Eades has been a director of the Company
  Age 39                            since July 1997 and is also a director of UniCapital
                                    Corporation and Consolidation Capital Corporation.
                                    From April 1995 to the present, Mr. Eades has served
                                    as the Senior Vice President of Sales and Marketing
                                    for Starbucks Coffee Co. Inc. For more than eleven
                                    years prior to April 1995, Mr. Eades was associated
                                    with Hallmark Cards Inc., most recently as a General
                                    Manager.
 Edward J. Mathias................  Edward J. Mathias has been a director of the Company
  Age 56                            since July 1997 and is also a director of U.S.
                                    Office Products Company, The Fortress Group, Inc.,
                                    Condor Technology Solutions, Inc. and Sirrom Capital
                                    Corporation. Mr. Mathias has served as Managing
                                    Director of the Carlyle Group, a Washington, D.C.
                                    based merchant bank, since 1993. From 1971 to 1993,
                                    Mr. Mathias was associated with T. Rowe Price
                                    Associates, Inc., an investment management
                                    organization, most recently as a Managing Director.

           NAME AND AGE                    PRINCIPAL OCCUPATION AND DIRECTORSHIPS
           ------------                    --------------------------------------
 John A. Quelch...................  John A. Quelch has been a director of the Company
  Age 46                            since July 1997. Dr. Quelch is also a director of
                                    U.S. Office Products Company, Pentland Group plc and
                                    WPP Group plc, a marketing services company that
                                    includes Ogilvy & Mather, J. Walter Thompson and
                                    Hill & Knowlton. Dr. Quelch is the Sebastian S.
                                    Kresge Professor of Marketing at the Harvard
                                    Business School.

BOARD OF DIRECTORS AND COMMITTEES

  The Board met one time during the fiscal year ended December 31, 1997 ("Fiscal 1997"). The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

  The responsibilities of the Audit Committee include recommending to the Board the independent public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid, reviewing accounting and financial controls of the Company with the independent public accountants and the Company's financial and accounting staff and reviewing and approving transactions between the Company and its directors, officers and affiliates. Messrs. Eades and Quelch are the members of the Audit Committee. The Audit Committee did not meet during Fiscal 1997.

  The Compensation Committee provides a general review of the Company's compensation plans and policies to ensure that they meet corporate objectives. As described below, the Company's existing plans with respect to executive compensation are largely based upon contractual commitments set forth in employment agreements that are presently in effect. The responsibilities of the Compensation Committee also include administering the 1997 Long-Term Incentive Plan, including selecting the officers and salaried employees to whom awards will be granted. Messrs. Ledecky and Mathias are the members of the Compensation Committee. The Compensation Committee did not meet during Fiscal 1997.

  No director attended fewer than 75% of the total number of meetings of the Board during Fiscal 1997.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board has selected Price Waterhouse LLP to serve as the Company's principal accountants for the fiscal year ending December 31, 1998. A representative of Price Waterhouse LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

  The proposal to ratify the selection of Price Waterhouse LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

                            EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY

  The following table sets forth information regarding compensation of the Company's Chief Executive Officer and other executive officers of the Company whose compensation is required to be disclosed (the "Named Executive Officers") for Fiscal 1997.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                    COMPENSATION
                                               ANNUAL COMPENSATION     AWARDS
                                               ---------------------------------
                                                                     SECURITIES
                                                                     UNDERLYING
       NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS  OPTIONS (#)
       ---------------------------        ---- ----------- ---------------------
Robert J. Poirier........................ 1997 $   160,000 $      0   110,000
  Chairman of the Board, President
   and Chief Executive Officer
Raymond C. Anderson...................... 1997     150,000 $      0    50,000
  Chief Financial Officer

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to the grant of options to the Named Executive Officers during Fiscal 1997 and the value of options held at December 31, 1997.

                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                                                                            ANNUAL RATES OF STOCK
                           NUMBER OF    % OF TOTAL                                 PRICE
                          SECURITIES      OPTION                              APPRECIATION FOR
                          UNDERLYING     GRANTED     EXERCISE OR               OPTION TERM (3)
                            OPTIONS    TO EMPLOYEES  BASE PRICE  EXPIRATION ---------------------
          NAME            GRANTED (#) IN FISCAL YEAR   ($/SH)       DATE      5% ($)    10% ($)
          ----            ----------- -------------- ----------- ----------   ------  -----------
Robert J. Poirier (1)...    110,000        13.8%       $13.00     10/2007     899,319   2,279,051
Raymond C. Anderson (2).     50,000         6.2%       $ 8.00     10/2007     658,751   1,285,932

--------
(1) Options to purchase 60,000 shares are immediately exercisable. All other options will vest in 25% annual installments over four years commencing on the first anniversary date of grant.

(2) All options vest in 25% annual installments over four years commencing on the first anniversary of the date of grant.

(3) The potential realizable value is based on the assumed annual rates of stock price appreciation being applied to the above exercise prices. Such information is shown for informational purposes and does not represent an estimate or prediction of the Company's future stock price.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

  The following table summarizes the value at December 31, 1997 of all shares subject to options granted to the Named Executive Officers of the Company to the extent not then exercised, and information concerning option exercises, if any, during Fiscal 1997.

                                              NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                          SHARES             UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                         ACQUIRED          OPTIONS AT FISCAL YEAR END          AT FISCAL YEAR END (1)
                            ON     VALUE   -------------------------------    -------------------------
                         EXERCISE REALIZED EXERCISABLE      UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
NAME                       (#)      ($)        (#)               (#)              ($)          ($)
----                     -------- -------- -------------    --------------    ----------- -------------
Robert J. Poirier.......     0       $0             60,000            50,000   $165,000     $137,500
Raymond C. Anderson.....     0       $0                  0            50,000   $      0     $387,500

--------
(1) The value of the Common Stock at December 31, 1997 was $15.75 per share.

ARRANGEMENTS REGARDING EMPLOYMENT

  Effective as of April 22, 1997 and as amended August 6, 1997 the Company entered into a two-year employment agreement with Robert J. Poirier, pursuant to which the Company agreed to employ Mr. Poirier as Chairman of the Board, President and Chief Executive Officer for a term of two years at an annual base salary of $160,000. In addition, pursuant to the agreement, Mr. Poirier:
(i) was granted an option on October 9, 1997 to purchase 110,000 shares of Common Stock at an exercise price equal to the initial public offering ("IPO") price of $13.00 per share, which was fully vested and immediately exercisable as to 60,000 shares, and which shall vest and become exercisable with respect to 12,500 additional shares on each of the first four anniversaries of the date of the grant; and (ii) will be granted an immediately exercisable option in October 1998 to purchase an additional 60,000 shares at an exercise price equal to then current market price per share. The agreement also includes a two-year post-employment non-competition provision. The agreement provides that Mr. Poirier will be eligible to participate in an incentive bonus program, which is to be established by the Board. If Mr. Poirier is terminated without cause, he is entitled to receive his base salary, plus benefits, for the two year period following the termination, and all unvested options become fully vested.

  Upon consummation of the IPO, the Company entered into a two-year employment agreement with Raymond C. Anderson, the Company's Chief Financial Officer, providing for an annual base salary of $150,000 for a term of two years, plus a bonus based upon the performance of the Company. The agreement also includes a two-year post-employment non-competition provision. In addition, Mr. Anderson was granted an option on October 9, 1997 to purchase 50,000 shares of Common Stock with an exercise price equal to $8.00 per share, which option vests over a four year period from the date of grant. If Mr. Anderson is terminated without cause, he is entitled to receive accelerated vesting of vested options to purchase shares of Common Stock then held by him, as well as his base salary plus benefits for the greater of (i) the remainder of the term or (ii) twelve months.

COMPENSATION OF DIRECTORS

  Directors who are not currently receiving compensation as officers, employees or consultants of the Company are entitled to receive an annual retainer fee of $25,000, plus reimbursement of expenses for each meeting of the Board and each committee meeting that they attend in person. In addition, non-employee directors receive an option to acquire 21,000 shares when elected to the Board and an option to acquire 6,000 shares on the day after each Annual Meeting of the Company's stockholders, under the provisions of the Company's 1997 Non-Employee Directors' Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Messrs. Ledecky and Mathias.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") is composed of two non-employee directors. The Committee reports as follows:

  General. The Committee is responsible for approving and reviewing with the Board the compensation of the Company's executive officers and certain other management personnel. This includes compensation awarded in the form of cash bonuses and equity-based incentives. The Committee administers the Company's stock benefit plans, including the 1997 Long-Term Incentive Plan.

  The Committee believes that compensation must be competitive, as well as directly and materially linked to the Company's performance. In administering the Company's compensation program, the Committee's objectives include the following: attracting and retaining executive talent; motivating executives to maximize operating performance; measuring performance on both an individual and a Company-wide basis; reflecting the Company's success in meeting growth and profitability targets; and linking executive and stockholder interests through the grant of stock options.

  The key components of the Company's executive compensation program consist of salary, annual incentive bonuses and stock options. The long-term compensation of the Company's executive officers consists primarily of stock options. Short-term compensation consists principally of base salary and a cash bonus. The Committee's policy with respect to each of these elements, including the basis of the compensation awarded to Mr. Poirier, the Company's Chief Executive Officer ("CEO"), is discussed below.

  Since the Company's inception, the Committee has striven to balance the cash compensation needed to attract, motivate and retain executive talent with long-term incentives through the grant of stock options with multi-year vesting schedules. In the Committee's judgment, this approach tends to align the interests of management most closely with those of the Company's stockholders.

  Base Salary. In setting base salaries for new executive officers, the Committee takes into account the background and qualifications of the new executives, the base salary levels of the Company's other executive officers and the salaries that the Company's competitors (which are generally private companies) are paying to executives employed in comparable positions.

  Annual Incentive Bonus. At the end of the fiscal year, the Committee decides whether to award incentive bonuses to executive officers, based on the Company's success in achieving its growth and profitability targets and recommendations made by the Company's CEO. Bonuses are determined by measuring an officer's performance and the Company's overall performance against target performance levels, typically based on: (i) the executive's overall performance and contribution to the Company's growth and profitability; (ii) the Company's overall profitability; (iii) the Company's internal revenue growth; and (iv) the Company's revenue growth due to acquisitions.

  1997 Long-Term Incentive Plan. Prior to the completion of the IPO in October 1997, the Company adopted the 1997 Long-Term Incentive Plan to provide officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company and thereby focusing such parties' efforts on the long-term goals of the Company and the maximization of the total return to stockholders. In particular, the Company uses the Long-Term Incentive Plan as a means to create incentive for its managers at the operating unit level.

  The Committee administers the 1997 Long-Term Incentive Plan and selects the individuals who will receive awards. In addition, the Compensation Committee determines the type and number of awards and the terms and conditions of those awards (including exercise prices, vesting and forfeiture conditions, performance conditions and periods during which awards will remain outstanding).

  The Committee believes that aligning management's interests with those of the Company's stockholders is an important element of the Company's approach to executive compensation. Stock options align the interests of employees and stockholders by providing value to the executive through stock price appreciation. Generally, the stock options granted during Fiscal 1997 have ten-year terms and are exercisable at the fair market value of the Company's stock on the date of grant, beginning one year from the date of grant and vesting thereafter in cumulative yearly amounts of 25% of the shares granted. Certain of the options granted to executives during Fiscal 1997 varied from this general practice. See, "Executive Compensation--Option Grants in Last Fiscal Year." Of the 800,856 options granted to employees during Fiscal 1997, options to purchase 160,000 shares of Common Stock, or approximately 20%, were granted to executive officers during Fiscal 1997.

  Stock options have been, and will continue to be, awarded periodically at the discretion of the Compensation Committee, based upon recommendations of the Company's CEO. The size of such grants, in general, will be evaluated by regularly assessing competitive market practices, the recipient's position and level of responsibility within the Company and the Company's overall performance. Grants also will take into account the differential between the levels of cash compensation paid by the Company as compared to those of its competitors.

  The Committee intends, to the extent possible, that options and other equity-based awards granted to executive officers under the 1997 Long-Term Incentive Plan be deductible for federal tax purposes. Stock option awards granted under the Incentive Plan are deductible in accordance with Section 162(m) of the Internal Revenue Code.

  Compensation of the Chief Executive Officer. As discussed above under "Arrangements Regarding Employment," Mr. Poirier's base salary was determined prior to the IPO based on arms-length discussions between the Company and Mr. Poirier. In addition, Mr. Poirier was granted options to purchase 110,000 shares of Common Stock as a part of this arrangement, of which options to purchase 60,000 shares became immediately exercisable upon consummation of the IPO. In general, the Committee believes that tying Mr. Poirier's financial reward to the market price of the Common Stock best aligns Mr. Poirier's interests with the interests of the Company's stockholders, and further ensures his continued service to the Company.

Jonathan J. Ledecky                                           Edward J. Mathias

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 18, 1998 held by each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, by each director and Named Executive Officer of the Company and by all directors and Executive Officers of the Company as a group (based on 12,924,193 shares of Common Stock outstanding as of such date).

                                                               SHARES OWNED
                                                             -----------------
             NAME AND ADDRESS OF BENEFICIAL OWNER             NUMBER   PERCENT
             ------------------------------------            --------- -------
Jonathan J. Ledecky (1)..................................... 1,310,000  10.1
  c/o U.S.A. Floral Products, Inc.
  1025 Thomas Jefferson Street, N.W.
  Suite 600 West
  Washington, D.C. 20007
Robert J. Poirier (2)....................................... 1,060,000   8.2
  c/o U.S.A. Floral Products, Inc.
  1025 Thomas Jefferson Street, N.W.
  Suite 600 West
  Washington, D.C. 20007
Pilgrim Baxter & Associates, Ltd. (3).......................   866,000   6.7
  225 Duportail Road
  Wayne, PA 19087
Raymond C. Anderson.........................................       -0-     *
Vincent W. Eades (4)........................................    15,500     *
Edward J. Mathias (5).......................................   110,500     *
John A. Quelch (6)..........................................    35,500     *
Raymond R. Ashmore..........................................   100,125     *
Jeffrey Brothers............................................    74,875     *
John T. Dickinson...........................................   141,750   1.1
John Q. Graham, Jr..........................................    80,000     *
Dwight Haight...............................................   118,750     *
Roy O. Houff................................................       -0-     *
Gustavo Moreno..............................................    22,400     *
William W. Rudolph (7)......................................    42,955     *
John Vaughan................................................       -0-     *
All directors and executive officers, as a group (8)........ 3,112,355  23.7

--------
*  Less than 1%

(1) Includes 100,000 shares which may be acquired within 60 days of March 18, 1998 pursuant to the exercise of options.

(2) Includes 60,000 shares which may be acquired within 60 days of March 18, 1998 pursuant to the exercise of options. Also includes 200,000 shares held by trusts for the benefit of Mr. Poirier's spouse and children; Mr. Poirier disclaims beneficial ownership of all such trusts' shares.

(3) Based on information contained in a Report on Schedule 13G filed by such stockholder with the Securities and Exchange Commission on February 17, 1998.

(4) Includes 10,500 shares which may be acquired within 60 days of March 18, 1998 pursuant to the exercise of options.

(5) Includes 10,500 shares which may be acquired within 60 days of March 18, 1998 pursuant to the exercise of options. Also includes 50,000 shares owned by Mr. Mathias' daughter; Mr. Mathias disclaims beneficial ownership of such shares.

(6) Includes 10,500 shares which may be acquired within 60 days of March 18, 1998 pursuant to the exercise of options.

(7) Mr. Rudolph's shares are owned jointly with his wife.

(8) Includes an aggregate of 191,500 shares which may be acquired within 60 days of March 18, 1998 pursuant to the exercise of options.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Set forth below is a description of certain transactions and relationships between the Company and certain persons who are officers, directors and principal stockholders of the Company. Except as otherwise indicated, the negotiation of all the transactions described below preceded the IPO in October 1997.

 Mr. Poirier

  On April 22, 1997 the Company sold 1,000,000 shares of its common stock to Mr. Poirier in an organizational subscription for aggregate cash consideration of $1,000. For other matters concerning Mr. Poirier, see "Executive Compensation -- Arrangements Regarding Employment."

 Mr. Ledecky

  On April 22 and April 23, 1997 the Company sold an aggregate of 1,100,000 shares of its common stock to Mr. Ledecky in an organizational subscription for aggregate cash consideration of $2,000. In addition, on August 6, 1997, the Company granted Mr. Ledecky an option to purchase 210,000 shares of Common Stock (which became immediately exercisable upon consummation of the IPO) at an exercise price equal to the IPO price ($13.00 per share). On October 9, 1997 the Company sold 110,000 shares of its Common Stock to Jonathan J. Ledecky for aggregate cash consideration of 1,430,000, upon exercise of the above-described option.

 Mr. Mathias

  On April 23, 1997, the Company sold 100,000 shares of its common stock to Edward J. Mathias in an organizational subscription for aggregate cash consideration of $100,000. Mr. Mathias was not a director of the Company at the time of the stock purchase.

 Mr. Quelch

  On May 10, 1997, the Company sold 25,000 shares of its common stock to John
A. Quelch in an organizational subscription for aggregate cash consideration of $25,000. Mr. Quelch was not a director of the Company at the time of the stock purchase.

 Mr. Houff

  The Company acquired all of the outstanding stock of Houff for $11.0 million in cash, all of which was paid to Mr. Houff. Mr. Houff entered into a two-year covenant not to compete with the Company and its subsidiaries and a two-year employment agreement with the Company's Houff operating unit. Mr. Houff was not a director at the time of the negotiation of the Houff merger agreement.

  Mr. Houff is the sole stockholder of RHI Industries, Inc. ("RHI Industries"). Houff paid management fees, vehicle lease payments and health insurance premiums to RHI Industries, which payments totaled $0.9 million for the period January 1, 1997 through October 15, 1997. All payments to RHI Industries terminated upon consummation of the acquisition of Houff. Houff leased six of its seven facilities from Mr. Houff. Lease payments totaled $0.4 million for the period January 1, 1997 through October 15, 1997. The properties owned by Mr. Houff were acquired by Houff prior to the Houff Merger and the lease arrangement was thereupon terminated.

 Mr. Haight

  The Company acquired all of the outstanding stock of CFX for $9.8 million in cash (of which a portion represents the amount of CFX's accumulated adjustments account, which was distributed to the stockholders of CFX immediately prior to the consummation of the CFX Merger) and 250,000 shares of Common Stock. Mr. Haight received approximately $2.8 million in cash and 118,750 shares of Common Stock for his shares of capital stock of CFX. Mr. Haight also received options to purchase 25,000 shares of Common Stock at an exercise price of $13.00 per share. Mr. Haight entered into a two-year covenant not to compete with the Company and its affiliates (subject to certain exceptions) and a two-year employment agreement with the Company's CFX operating unit. Mr. Haight was not a director at the time of the negotiation of the CFX merger agreement.

  Mr. Haight owns 25% of two farms, Miramonte and Mocari, both of which are located in Colombia. CFX purchases flowers from these farms on a consignment basis, which purchases totaled $12.0 million in the year ended December 31, 1996 and $13.3 million for the period January 1, 1997 through October 15, 1997. Mr. Haight also owned 50% of H&H Flowers which was acquired by the Company in 1998, a bouquet manufacturer with which CFX conducts business. Sales to and purchases from H&H Flowers for the period January 1, 1997 to October 15, 1997 totaled $2.67 million. CFX provides management services to H&H Flowers, for which services H&H Flowers paid fees totaling $0.4 million for the period January 1, 1997 to October 15, 1997. All arrangements with related parties are on terms substantially similar to those the Company would realize in agreements with unaffiliated third parties in arm's-length transactions. Mr. Haight owns 50% of Floraltech, Inc., an entity that manages CFX's Colombian business activities. CFX paid $0.2 million to Floraltech, Inc. for the period January 1, 1997 to October 15, 1997. The CFX Merger Agreement provides that, upon consummation of the Merger, CFX will acquire the stock of Floraltech, Inc. for a nominal consideration. Mr. Haight owns 50% of Flying High Venture, from which entity CFX leases its facility in Miami, Florida. Lease payments to Flying High Venture totaled $0.2 million for the period January 1, 1997 to October 15, 1997. In connection with Flying High Venture's financing of the acquisition of the real property, CFX guaranteed an industrial revenue bond and a term loan to Flying High Venture. CFX's guaranty obligation under the industrial revenue bond is secured by a pledge of all of the assets of CFX. As of October 15, 1997, the outstanding principal balance of the industrial revenue bond and the term loan in the aggregate was $3.5 million. Interest on the industrial revenue bond and the term loan accrues at an effective annual rate of 7.48% and 9.44%, respectively. From time to time prior to the CFX Merger, CFX advanced funds to Mr. Haight. All amounts due to CFX from Mr. Haight were repaid to CFX upon consummation of the acquisition of CFX.

 Mr. Rudolph

  The Company acquired all of the outstanding stock of Bay State for $6.0 million in cash and 495,550 shares of Common Stock. Mr. Rudolph received approximately $0.5 million in cash and 43,000 shares of Common Stock for his shares of capital stock of Bay State. In addition, Mr. Rudolph entered into a two-year covenant not to compete with the Company and its affiliates (subject to certain exceptions) and a two-year employment agreement with the Company's Bay State operating unit. Mr. Rudolph was not a director at the time of the negotiation of the Bay State merger agreement.

  Mr. Rudolph owns 8.7% of Cromwell Floral Properties LLC ("Cromwell"), which is the owner of a building in Cromwell, Connecticut from which Bay State operates a wholesale distribution facility. Bay State made rental payments to Cromwell in the amount of $0.1 million for the period January 1, 1997 to October 15, 1997. Mr. Rudolph also owns 8.7% of Massachusetts Floral Properties LLC ("MFP"), which is the owner of a building in Waltham, Massachusetts from which Bay State operates its headquarters and wholesale facility. Bay State has leased the Waltham, Massachusetts property from MFP for an annual rental fee of $0.2 million since October 16, 1997. Bay State also leases a building in Springfield, Massachusetts from MFP which it operates as a wholesale distribution facility for an annual rental fee of $0.03 million. The Company believes that the terms of each of these leases are no less favorable than those that the Company could obtain from an unaffiliated third party.

  Pursuant to a deferred compensation arrangement entered into between Bay State and Mr. Rudolph in July 1976 and amended in August 1984 and March 1997, Mr. Rudolph is to receive deferred compensation of $35,000 per year for the 10 years following the termination of his employment with Bay State.

 Mr. Moreno

  The Company acquired all of the outstanding stock of Flower Trading in a reverse subsidiary merger for $5.9 million in cash and 160,000 shares of Common Stock. In addition, the Company assumed an estimated tax liability of Flower Trading of approximately $0.5 million. Mr. Moreno received approximately $0.8 million in cash and 22,400 shares of Common Stock for his shares of capital stock of Flower Trading. In addition, Mr. Moreno entered into a two-year covenant not to compete with the Company and its affiliates (subject to certain exceptions) and a two-year employment agreement with the Company's Flower Trading operating unit. Mr. Moreno was not a director at the time of the negotiation of the Flower Trading merger agreement.

  Flower Trading previously owned a 75% interest in UltraFlora, which was transferred to Seacross Trading Inc. prior to the acquisition of Flower Trading and which was acquired by the Company in January 1998 for $2.8 million in cash and 163,281 shares of Common Stock. Mr. Moreno entered into a consulting agreement with the Company as part of the UltraFlora transaction, for which he was granted options to purchase 50,000 shares of the Company's Common Stock. Flower Trading provides handling services to UltraFlora. For the period from January 1, 1997 to October 15, 1997, UltraFlora paid Flower Trading $0.3 million for such services.

 Mr. Ashmore

  The Company acquired all of the outstanding stock of United Wholesale for $4.8 million in cash and 268,500 shares of Common Stock. Mr. Ashmore received approximately $1.0 million in cash and 98,625 shares of Common Stock for his shares of capital stock of United Wholesale. Mr. Ashmore entered into a two-year covenant not to compete with the Company and its affiliates and a two-year employment agreement with the Company's United Wholesale operating unit. Mr. Ashmore was not a director at the time of the negotiation of the United Wholesale merger agreement.

  Mr. Ashmore owns 33% of United Properties, an entity from which United Wholesale leases eight of its facilities. Lease payments made by United Wholesale to United Properties in the year ended June 30, 1997 totaled $0.2 million. United Wholesale leases its corporate headquarters from a partnership in which United Properties has a 50% interest. Lease payments to the United Properties affiliate totaled $0.1 million for the year ended June 30, 1997. The Company was granted a five-year option to purchase the property leased from the affiliated entity. The Company believes that all properties are leased on terms no less favorable than those that the Company could obtain from an unaffiliated third party.

   United Wholesale made advances to Mr. Ashmore totaling $34,000 in the year ended June 30, 1997 and to United Properties totaling $1.1 million as of June 30, 1997. Upon consummation of the United Wholesale Merger, Mr. Ashmore and United Properties repaid the balance of these advances.

 Mr. Dickinson

  The Company acquired all of the outstanding stock of American Florist for $4.8 million in cash, all of which was paid to Mr. Dickinson. Mr. Dickinson entered into a two-year covenant not to compete with the Company and its affiliates and a two-year employment agreement with the Company's American Florist operating unit. Mr. Dickinson also received options to purchase 50,000 shares of Common Stock at an exercise price per share of $13.00. In addition, Mr. Dickinson received a contingent payment of $2.4 million as part of an earn-out arrangement with the Company. The contingent payment was (payable by the issuance of 141,750 shares of Common Stock). Mr. Dickinson was not a director at the time of the negotiation of the American Florist merger agreement.

  Mr. Dickinson has an ownership interest in a rose farm in Ecuador ("Meadow Flowers"). Mr. Dickinson's spouse is the sole stockholder of Farm Direct Flowers, Inc., which has a 13.5% interest in Meadow Flowers. American Florist purchases roses, as well as other types of flowers, from Meadow Flowers. For the period January 1, 1997 through October 15, 1997 purchases from Meadow Flowers totaled approximately $0.2 million. The Company continues to purchase roses from Meadow Flowers and believes that the terms of the purchases made from Meadow Flowers are no less favorable than those the Company could obtain from an unaffiliated third party.

 Mr. Brothers

  The Company acquired all of the outstanding stock of Monterey Bay for $2.5 million in cash. Mr. Brothers received $1.0 million in cash for his shares of capital stock of Monterey Bay. Mr. Brothers entered into a two-year covenant not to compete with the Company and its affiliates and a two-year employment agreement with the Company's Monterey Bay operating unit. Mr. Brothers received options to purchase 50,000 shares of Common Stock at an exercise price per share of $13.00. The stockholders of Monterey Bay, including Mr. Brothers, received a contingent payment of $3.5 million as part of an earn-out arrangement with the Company. Of the contingent payment, Mr. Brothers received $0.2 million in cash and 74,875 shares of Common Stock. Mr. Brothers was not a director at the time of the negotiation of the Monterey Bay merger agreement.

  Mr. Brothers has a 40% interest in the entity that owns the property which Monterey Bay leases. Monterey Bay's lease payments totaled $0.1 million for the period January 1, 1997 to October 15, 1997. The lease, which terminates December 31, 1999 provides for monthly rental payments of $12,000.

 Mr. Graham

  The Company acquired all of the outstanding stock of Alpine Gem for (i) $1.6 million in cash; (ii) S Corporation distributions of approximately $42,000; and (iii) 160,000 shares of Common Stock. In connection with the Alpine Gem Merger, Mr. Graham received $0.8 million in cash and 80,000 shares of Common Stock. Mr. Graham entered into a two-year covenant not to compete with the Company and its affiliates and a two-year employment agreement with the Company's Alpine Gem operating unit. Mr. Graham also received options to purchase 50,000 shares of Common Stock at an exercise price per share equal to the initial public offering price of $13.00 per share. Mr. Graham was not a director at the time of the negotiation of the Alpine Gem merger agreement.

 Mr. Vaughan

  The Company acquired all of the partnership interests of Continental Farms and Atlantic Bouquet on January 28, 1998 for $27.5 million in cash and 1,642,672 in shares of Common Stock. Mr. Vaughan was the grantor under one of the three trusts which held the partnership interests in Continental Farms and Atlantic Bouquet. Certain farms, which are owned by the Vaughan family, are significant supply sources for floral products. Upon the consummation of the acquisition, the Company entered into a flower supply agreement with Lewis Marketing Ltd. ("Lewis Marketing"), an exclusive sales distributor of the Vaughan-owned farms, to continue Lewis Marketing's commercial relationship with the Company. The Company believes that the terms of the agreement with Lewis Marketing are no less favorable than those the Company could obtain from an unaffiliated third party. The total consideration paid by Continental Farms and Atlantic Bouquet to Lewis Marketing in 1997 was $12.1 million. The Company established, along with certain sellers in the Continental Farms and Atlantic Bouquet acquisition, a $7.0 million escrow account (to which the Company contributed $3.5 million) to provide security against potential claims that may be asserted under the Continental Farms and Atlantic Bouquet Merger Agreement, which contribution will be returned to the Company the extent (if any) that indemnifiable claims under the escrow are not made prior to its expiration. Mr. Vaughan was not a director at the time of the negotiation of the Continental Farms and Atlantic Bouquet merger agreements.

EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVES OF OPERATING UNITS WHO ARE ALSO DIRECTORS

  The Company, through its wholly-owned subsidiaries, has entered into employment agreements with certain of the individuals principally responsible for management of the operating units. Described below are those employment agreements of individuals who are directors of the Company. Each of the agreements described below provides that the employee (i) will receive a specified base salary, (ii) will be employed for a two-year period, (iii) agrees to not compete with the Company for two years following termination of employment and (iv) is eligible for an annual bonus of up to 100% of base salary based in part on the performance of the applicable operating unit and in part upon the performance of the Company. Roy O. Houff's employment agreement with the Company's Houff operating unit provides that Mr. Houff will be employed for a two-year period with a base salary of $150,000. Dwight Haight's employment agreement with the Company's CFX operating unit provides that Mr. Haight will be employed for a two-year period with a base salary of $216,000. William W. Rudolph's employment agreement with the Company's Bay State operating unit provides that Mr. Rudolph will be employed for a two-year period with a base salary which was equal to his current salary through December 31, 1997 and a base salary of $150,000 beginning January 1, 1998. Jeffrey Brothers' employment agreement with the Company's Monterey Bay operating unit provides that Mr. Brothers will be employed for a two-year period with a base salary of $170,000. In addition, Mr. Brothers was granted options to purchase 50,000 shares of Common Stock with an exercise price equal to the IPO price of $13.00 per share. John Q. Graham, Jr.'s employment agreement with the Company's Alpine Gem operating unit provides that Mr. Graham will be employed for a two-year period with a base salary of $80,000. In addition, Mr. Graham was granted options to purchase 50,000 shares of Common Stock with an exercise price equal to the initial public offering price of $13.00 per share. Raymond R. Ashmore's employment agreement with the Company's United Wholesale operating unit provides that Mr. Ashmore will be employed for a two-year period with a base salary of $150,000. John T. Dickinson's employment agreement with the Company's American Florist operating unit provides that Mr. Dickinson will be employed for a two-year period with a base salary of $150,000. In addition, Mr. Dickinson was granted options to purchase 50,000 shares of Common Stock, with an exercise price equal to the IPO price of $13.00 per share. Gustavo Moreno's employment agreement with the Company's Flower Trading operating unit provides that Mr. Moreno will be employed for a two-year period with a base salary of $270,000.

         COMPARISON OF CUMULATIVE TOTAL RETURN SINCE OCTOBER 10, 1997

  The following graph show the cumulative total stockholder return on the Common Stock from the Company's initial public offering price on October 10, 1997 through February 27, 1998, as compared to the returns of the Nasdaq National Market Composite Index and the Nasdaq 100 Index. The graph assumes that $100 was invested in the Common Stock, the Nasdaq National Market Composite Index and the Nasdaq 100 Index on October 10, 1997 and assumes reinvestment of dividends.


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                 AMONG USA FLORAL PRODUCTS, INC., NASDAQ NATIONAL MARKET
                         COMPOSITE INDEX AND NASDAQ 100

Measurement period         USA FLORAL        NASDAQ NATIONAL        NASDAQ 100
(Fiscal year Covered)     PROUCTS, INC.  MARKET COMPOSITE INDEX       INDEX
---------------------     -------------  ----------------------     --  -------
Measurement PT -
10/10/97                     $100                $100                $100

FYE 12/31/97                 $121                $ 90                $ 91
FYE 02/27/98                 $184                $102                $104



--------
/1/The original comparison date for the Nasdaq 100 Index was September 30, 1997 due to the unavailability of data for October 10, 1997.

                                 OTHER MATTERS

  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Act"), stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. Pursuant to the Company's Bylaws, in order to be so included for the 1999 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company at is principal executive offices no later than December 15, 1998 and must otherwise comply with the requirements of Rule 14a-8.

  Under Section 16(a) of the Act, the Company's directors, officers, and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Securities and Exchange Commission (the "Commission"), within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, the Company believes that, during Fiscal 1997, all such persons complied with all applicable filing requirements.

  THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL 1997, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, IS BEING MAILED TO ALL STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING TOGETHER WITH THIS PROXY STATEMENT. THE ANNUAL REPORT DOES NOT CONSTITUTE A PART OF THIS PROXY STATEMENT.

          THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                         U.S.A. FLORAL PRODUCTS, INC.

The undersigned hereby appoints Robert J. Poirier and Raymond C. Anderson, and each of them acting singly, proxies of the undersigned stockholder with full power of substitution to each of them, to vote all shares of Common Stock of U.S.A. Floral Products, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 12, 1998, at 10:00 a.m. local time, at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C., and at any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the holders of this Proxy upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE THIS PROXY ON
       THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                         U.S.A. FLORAL PRODUCTS, INC.

                             Tuesday, May 12, 1998

                              The Capital Hilton
                            1001 16th Street, N.W.
                               Washington, D.C.


           \|/  Please Detach and Mail in the Envelope Provided  \|/


      Please mark your
[ X ] votes as in this
      example.


    The Board of Directors unanimously recommends a vote "FOR ALL NOMINEES"

                 FOR ALL         AUTHORITY WITHHELD
                NOMINEES          FOR ALL NOMINEES

Proposal 1:                                                Nominees:
  Election       [   ]                 [   ]                 Raymond R. Ashmore
  Nominees                                                   Dwight Haight
  listed at right as Directors                               Roy O. Houff
                                                             William W. Rudolph

Authority withheld for the following only (write the name(s) of the nominee(s) on the line below)

---------------------------------------------------------------




                                                    FOR     AGAINST     ABSTAIN
Proposal 2:  Ratification of Price Waterhouse
    LLP as the Company's Independent               [   ]     [   ]       [   ]
    Accountants for the Fiscal Year Ending
    December 31, 1998.

The Board of Directors unanimously recommends a vote "FOR" ratification of the selection of Price Waterhouse LLP as independent accountants.

In their discretion, the Proxy holders are authorized to vote upon such other matters as may properly come before the meeting. Unless otherwise specified, the shares of Common Stock represented hereby will be voted "FOR" the election of all nominees listed as directors and "FOR" the approval of Proposal 2.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


Signature                       Signature                      Date:        1998
         ----------------------           --------------------       -------

Note: (Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed postpaid envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, and indicate title as duly authorized officer.)